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                                                                    EXHIBIT 99.1

             SENTIGEN HOLDING CORP. ANNOUNCES FIRST QUARTER RESULTS

PHILLIPSBURG, NJ, May 14, 2004: Sentigen Holding Corp. (NasdaqSC: SGHL), today reported results for the first quarter ended March 31, 2004.

Consolidated Results of Operations

      Revenues for the quarter ended March 31, 2004 were $2,146,717, a 2% decline when compared to the quarter ended March 31, 2003. The Company's revenues are entirely attributed to our wholly-owned operating subsidiary, Cell & Molecular Technologies, Inc. ("CMT").

      The net loss for the quarter ended March 31, 2004 was $987,323 or ($0.13) per share. This compares to net income of $236,140 or $0.03 per share for the quarter ended March 31, 2003. The increase in net loss was primarily driven by an increase in stock based compensation costs, a decrease in income from operations from CMT, increased research and development expenditures by Sentigen Biosciences, Inc. ("Sentigen Biosciences"), increased professional fees and increased personnel costs related to the hiring of the Company's executive vice president of commercial operations in September 2003.

Results of Operations by Segment

      The Company operates through two wholly-owned subsidiaries, CMT and Sentigen Biosciences. The expenses of the parent company, Sentigen Holding Corp. are reflected in Corporate.

      Cell & Molecular Technologies, Inc. Income from operations attributable to CMT for the quarter ended March 31, 2004 was $518,919 compared to $788,866 for the quarter ended March 31, 2003, a 34% decline. The decline in income from operations was due primarily to the loss of contract revenue derived from services for the preclinical analysis of compound efficacy on diminishing or eliminating pathogen infection. CMT also experienced higher direct labor and materials costs which also contributed to the decline.

      Sentigen Biosciences. Sentigen Biosciences is primarily engaged in the development and commercialization of novel bioassay systems that elucidate the underlying biology of protein-protein interactions. Sentigen Biosciences is initially targeting its Tango(TM) Assay System to address the functionalization of G protein-coupled receptors (GPCRs) for pharmaceutical drug discovery and development. Sentigen Biosciences has filed patent applications on its Assay System and it expects to file additional patent applications on this technology in the future. Loss from operations attributable to Sentigen Biosciences for the quarter ended March 31, 2004 was $820,432, a 240% increase when compared to the loss from operations of $241,643 for the quarter ended March 31, 2003. The increase in loss is primarily attributed to increased stock based compensation costs and increased research and development expenses related to the expansion of our research programs.

        Corporate. Loss attributable to corporate holding company expenses for the quarter ended March 31, 2004 was $673,134. This compares to a loss attributable to corporate holding company expenses of $276,362 for the quarter ended March 31, 2003. The increase is primarily attributable to increased stock based compensation costs, increased professional fees as well as increased personnel


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costs related to the hiring of the Company's executive vice president of commercial operations in September 2003.

Cash and Working Capital

      At March 31, 2004, the Company had $9,901,391 in cash and cash equivalents and working capital of $9,571,611.


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                     SENTIGEN HOLDING CORP. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS

INCOME STATEMENT HIGHLIGHTS:

                                                 (Unaudited)
                                          For the Three Months Ended
                                          --------------------------
                                          March 31,         March 31,
                                            2004              2003
                                         -----------       -----------
Revenue
  Molecular Cell Science                 $ 1,330,217       $ 1,418,772
  Specialty Media                            816,500           766,245
                                         -----------       -----------
                                           2,146,717         2,185,017
                                         -----------       -----------

Income after direct costs
  Molecular Cell Science                     804,085         1,007,808
  Specialty Media                            518,011           488,693
                                         -----------       -----------
                                           1,322,096         1,496,501
                                         -----------       -----------

Income (loss) from operations
  Molecular Cell Science                     179,196           462,782
  Specialty Media                            339,723           326,084
  Sentigen Biosciences                      (820,432)         (241,643)
  Corporate                                 (673,134)         (276,362)
                                         -----------       -----------
(Loss) income from operations               (974,647)          270,861
                                         -----------       -----------
Net (loss) income                        $  (987,323)      $   236,140
                                         ===========       ===========

Net (loss) income per share
  Basic                                  $     (0.13)      $      0.03
                                         ===========       ===========
  Diluted                                $     (0.13)      $      0.03
                                         ===========       ===========

Weighted average shares outstanding
  Basic                                    7,455,984         7,452,044
                                         ===========       ===========
  Diluted                                  7,455,984         7,638,807
                                         ===========       ===========

BALANCE SHEET HIGHLIGHTS:

                                           MARCH 31,       DECEMBER 31,
                                             2004             2003
                                             ----             ----
Cash and cash equivalents                 $ 9,901,391      $10,086,952
Total current assets                       11,208,999       11,347,858
Total assets                               12,978,085       13,123,379

Current maturities of long term debt      $   238,233      $   256,375
Current liabilities                         1,637,388        1,391,604
Long-term debt                                745,392          800,581
Total liabilities                           2,382,780        2,192,185

Stockholder's Equity                      $10,595,305      $10,931,194


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
      THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ALTHOUGH THE COMPANY BELIEVES SUCH STATEMENTS ARE REASONABLE, IT CAN MAKE NO ASSURANCE THAT SUCH STATEMENTS WILL PROVE TO BE CORRECT. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS THAT MAY CAUSE RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE THE RISK FACTORS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS MOST RECENT ANNUAL REPORT ON FORM 10-K, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE RESULTS OF ANY OF THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNEXPECTED RESULTS.

About Sentigen Holding Corp:

Sentigen Holding Corp. (NasdaqSC: SGHL) conducts business through two wholly owned operating subsidiaries, Cell & Molecular Technologies, Inc. ("CMT"), and Sentigen Biosciences, Inc. ("Sentigen Biosciences," formerly Sentigen Corp.). CMT provides contract research and development services and manufactures specialty cell culture media, reagents and other research products for companies engaged in the drug discovery process. Sentigen Biosciences is primarily engaged in the development and commercialization of novel bioassay systems that elucidate the underlying biology of protein-protein interactions. Sentigen Biosciences is initially targeting its Tango(TM) Assay System to address the functionalization of G protein-coupled receptors (GPCRs) for pharmaceutical drug discovery and development. Sentigen Biosciences has filed patent applications on its Assay System and expects to file additional patent applications on this technology in the future. For more information on our companies, please visit their respective websites: http://www.cmt-inc.net and http://www.sentigen.com.


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